Exhibit 10.27a

Hot Topic Inc., Director Compensation 2006

On March 17, 2006, our Board of Directors, following approval of our Compensation Committee, established the following 2006 director compensation:

Cash Compensation:

MEETINGS	NO. OF MEETINGS (FY 2005)	PER MTG. FEE (FY 2006)
Board	4
Chair		$7,000
Member		$5,000

Audit Committee	6
Chair		$2,500	(+$10,000/Qtr.)
Member		$1,500

Governance & Nominating Committee	4
Chair		$2,500
Member		$1,000

Compensation Committee	3
Chair		$2,500
Member		$1,000

Other Compensation:

Automatic Options:

New Director Grant (0 in FY 2005):	10,000 options
Continuing Director Grant (5 in FY 2005):	2,500 options
Continuing Chair Grant (1 in FY 2005):	3,750 options

Discretionary Options:

Continuing Director Grant (5 in FY 2005): The number of shares which will, including the automatic grant, provide a $60,000 aggregate grant, using the Black Scholes model.

Continuing Chair Grant (1 in FY 2005): The number of shares which will, including the automatic grant, provide an $80,000 aggregate grant, using the Black Scholes model.

Stock Bonus Award:

Director Award (5 in FY 2005): The number of shares equal to $25,000 divided by the share price determined as of the date of grant.

Chair Award (1 in FY 2005): The number of shares equal to $30,000 divided by the share price determined as of the date of grant.